                                                                   EXHIBIT 99.05

                                                     Ambac Financial Group, Inc.
                                                     One State Street
                                                     New York, NY  10004
                                                     212.668.0340



                                                                    News Release

                                                           For Immediate Release

                                          Investor/Media Contact: Brian S. Moore
                                                                (212)   208-3333
                                                                bmoore@ambac.com
                                                         Website:  www.ambac.com

[LOGO OF AMBAC]


                     AMBAC FINANCIAL GROUP, INC.  ANNOUNCES
               FOURTH QUARTER NET INCOME OF $84.0 MILLION, UP 35%

           Fourth Quarter Core Earnings Per Diluted Share (1) Up 25%,
                Operating Earnings Per Diluted Share (1) Up 22%

           Fourth Quarter Adjusted Gross Premiums Written (2) Up 14%

January 26, 2000-New York, NY: Ambac Financial Group, Inc. (NYSE: ABK) (Ambac) today announced fourth quarter 1999 net income of $84.0 million or $1.18 per diluted share. This represents a 35% increase from fourth quarter 1998 net income of $62.2 million and a 36% increase from fourth quarter 1998 net income per diluted share of $0.87.

Commenting on the results, Ambac Chairman and CEO Phillip B. Lassiter noted, "We closed out the year with another superb quarter. While there may have been a degree of Y2K influenced slowdown/postponement of bond issuance toward the end of the quarter, Ambac still posted a record quarter in premiums written. We have entered the New Year with strong momentum and ample attractive market opportunities. At this juncture I see no reason why we should not continue to meet or exceed our 15% long-term core earnings growth target."


                                   --MORE--

Ambac Fourth Quarter 1999 Earnings/2


Earnings Per Diluted Share
--------------------------

In addition to net income, Ambac presents operating earnings and core earnings, as discussed in Footnote 1. These measures, though not substitutes for net income, are useful for analysis in that they eliminate certain items, such as capital gains and losses, the effect of refundings and calls and certain non-recurring items, to highlight the more consistent elements of earnings.

For the fourth quarter of 1999, operating earnings were $83.9 million, up 21% from the $69.1 million in operating earnings for the fourth quarter of 1998. Core earnings for the fourth quarter of 1999 were $79.2 million, an increase of 25% from $63.5 million in core earnings for the fourth quarter of 1998.


The following table shows net income, operating earnings and core earnings, all per diluted share:

                                    Table I

                                                     Fourth Quarter                     Full Year
                                                                 %                                 %
                                             1999     1998      Change       1999      1998      Change
                                             ----     ----      ------       ---       ----      ------
Net income per diluted share                 $1.18   $0.87       +36%       $4.31     $3.56       +21%
Operating earnings per diluted share         $1.18   $0.97       +22%       $4.39     $3.69       +19%
Core earnings per diluted share              $1.11   $0.89       +25%       $4.10     $3.32       +23%


Revenues
--------

Total revenues in the fourth quarter of 1999 were $144.2 million, an increase of 26% from $114.2 million in revenues for the fourth quarter of 1998. Total revenues for the full year 1999 were $533.3 million, up 17% from $457.0 million in total revenues for the full year 1998.


Highlights

 . Adjusted gross premiums written(2) in the fourth quarter of 1999 were $165.2 million, up 14% from $145.3 million in the fourth quarter of 1998. On the municipal side, a decline in total municipal volume was offset by an increase in Ambac's market share for the quarter. However, adjusted gross premiums increased primarily as a result of increased principal and interest guaranteed. Although the principal guaranteed was relatively flat, the interest component increased in tandem with the overall interest rate environment. Ambac also saw strong premium growth in the asset-backed and other structured finance areas of its business with total adjusted gross premiums written in structured finance up 70%. International adjusted gross premiums written declined by


                                   --MORE--

Ambac Fourth Quarter 1999 Earnings/3

   33%. This decline stems from the fact that the fourth quarter of 1998 included a few relatively large transactions. While the size of the transactions insured declined in the fourth quarter of 1999, the number of deals which had adjusted gross premiums written greater than $1 million increased from seven to twelve.

A breakdown of adjusted gross premiums written by market sector is included below as Table II.


                                    Table II
                        Adjusted Gross Premiums Written

       $-millions                     Fourth Quarter                    Full Year
                                                      %                                  %
                             1999         1998      Change      1999       1998        Change
                             ----         ----      ------      ----       ----        ------
Municipal Finance           $97.1       $ 73.0       +33%      $322.0     $266.9        +21%
Structured Finance           32.8         19.3       +70%       156.4       68.5        +128%
International                35.3         53.0       -33%       116.6      122.6          -5%
                           ------       ------                  ------     ------
Total                      $165.2       $145.3       +14%      $595.0     $458.0         +30%


 . Net premiums written in the fourth quarter of 1999 of $121.1 million were 23% higher than net premiums written of $98.1 million in the same period of 1998. Gross premiums written for the fourth quarter of 1999 were offset by $28.4 million in ceded premiums. In the fourth quarter of 1998, ceded premiums were $8.7 million. The increase in ceded premiums stems primarily from international activity and a higher cession of municipal business.

   Net premiums written for the full year 1999 were $383.4 million, up 23% from the $311.4 million written for the full year 1998.

 . Net premiums earned for the fourth quarter of 1999 were $71.9 million, which represented a 28% increase from the $56.0 million earned in the fourth quarter of 1998. This growth is the result of strong business written throughout the year in all areas, particularly structured finance. Net premiums earned include accelerated premiums, which result from refundings and calls recognized during the quarter. Accelerated premiums were $8.2 million in the fourth quarter of 1999 (which had a net income per diluted share effect of $0.07), a 16% decline from $9.8 million ($0.08 per diluted share) in accelerated premiums in the fourth quarter of 1998.

   Net premiums earned for the full year 1999 were $264.4 million. This represented a 24% increase from $212.7 million for the full year 1998. Accelerated premiums for the full year 1999 of $35.9 million declined 23% from accelerated premiums of $46.9 million for the full year 1998.

                                   --MORE--

Ambac Fourth Quarter 1999 Earnings/4

A breakdown of normal net premiums earned by market sector is included below as Table III. Normal net premiums earned exclude accelerated premiums which result from refundings and calls.


                                   Table III
                          Normal Net Premiums Earned

       $-millions                        Fourth Quarter                         Full Year
                                                            %                                      %
                                1999         1998         Change        1999       1998        Change
                                ----         ----         ------        ----       ----        ------
Municipal Finance               $33.5       $30.8             +9%      $130.7     $115.9         +13%
Structured Finance               21.2        11.1            +91%        68.1       36.1         +89%
International                     9.0         4.3           +109%        29.7       13.8        +115%
                                -----       -----                      ------     ------       ------
Total                           $63.7       $46.2            +38%      $228.5     $165.8         +38%

 .   Net investment income for the fourth quarter of 1999 was $55.6 million, representing an increase of 16% from $47.8 million in the comparable period of 1998. This increase was due primarily to the growth in the investment portfolio from ongoing operations. Additionally, investment income grew as a result of capital contributions from the parent company to the insurance company totaling $200 million over the course of the year. Because of these capital contributions, there is a corresponding reduction in Other Revenue.

    Net investment income for the full year 1999 was $209.3 million, a 12% increase in investment income from the full year 1998 of $186.2 million.

 .   Financial management services revenues, excluding realized gains and losses, were $13.7 million in the fourth quarter of 1999, up 30% from $10.5 million in revenues for the fourth quarter of 1998. The increase in revenues related to higher municipal interest rate swap revenues and higher investment agreement revenues.

    Financial management services revenues, excluding realized gains and losses, were $51.7 million for the full year 1999, up 4% from $49.5 million for the full year 1998.

                                   --MORE--

Ambac Fourth Quarter 1999 Earnings/5

Expenses
--------

Highlights

 . Financial guarantee insurance expenses of $16.0 million for the fourth quarter of 1999 increased by 21% over the $13.2 million of expenses for the same quarter of 1998. This increase was due to an increase in loss and loss adjustment expenses and an increase in underwriting expenses. Both are associated with the higher volume of insured business.

   Financial guarantee insurance expenses for the full year 1999 of $59.8 million increased by 13% over the $52.7 million of expenses for the full year of 1998.

 . Financial management services expenses for the fourth quarter of 1999 of $5.9 million declined by 48% from $11.3 million in expenses for the fourth quarter of 1998. The decrease was primarily due to savings related to the closing of Ambac Connect, Inc. in the fourth quarter of 1998. The fourth quarter of 1998 also included a $3.0 million restructuring charge taken to close operations of Ambac Connect.

   Financial management services expenses for the full year 1999 of $25.8 million declined by 27% from $35.5 million for the full year 1998.


Other Items
-----------

 . Total net realized gains for the fourth quarter of 1999 were less than $0.1 million and had no impact on net income per diluted share. For the fourth quarter of 1998 net realized losses were $7.2 million ($0.07 per diluted share).

 . Interest expense for the fourth quarter of 1999 was $9.2 million, relatively flat from 1998.

Balance Sheet
-------------

Highlights

 . Total assets as of December 31, 1999 were $11.35 billion, a 1% increase from total assets of $11.21 billion at December 31, 1998. As of December 31, 1999, stockholders' equity was $2.02 billion, decreasing 4% from year-end 1998 stockholders' equity of $2.10 billion. Net income for the year was more than offset by the after-tax effect of the market value decline in the investment portfolio resulting from higher interest rates.

                                   --MORE--

Ambac Fourth Quarter 1999 Earnings/6

Cash Dividend Declared
----------------------

At its January 2000 Board Meeting, the Board of Directors of Ambac Financial Group, Inc. declared the regular quarterly cash dividend of $0.11 per share of
common stock.   The dividend is payable on March 1, 2000 to stockholders of record on February 10, 2000.

Annual Meeting of Stockholders
------------------------------

The Board of Directors also set the 2000 Annual Meeting of Stockholders for Wednesday, May 10, 2000, at 11:30 a.m. in New York City. The record date for determining stockholders entitled to notice of, and to vote at, the annual meeting will be close of business, March 20, 2000.


                            ************************

Ambac Financial Group, Inc., headquartered in New York City, is a holding company whose affiliates provide financial guarantees and financial management services to clients in both the public and private sectors around the world. Ambac's principal operating subsidiary, Ambac Assurance Corporation, a leading guarantor of municipal and structured finance obligations, has earned triple-A ratings, the highest ratings available from Moody's Investors Service, Inc., Standard & Poor's Ratings Group, Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. Ambac Financial Group, Inc. common stock is listed on the New York Stock Exchange (ticker symbol ABK).

                            ************************



Forward-Looking Statements
--------------------------

In his remarks, the Chairman made statements about our future results that may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. We caution you that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Our actual results could differ materially from those expressed or implied in the forward-looking statements. Among the factors that could cause actual results to differ materially are (1) changes in the economic, credit, or interest rate environment in the United States and abroad; (2) the level of activity within the national and worldwide debt markets; (3) competitive conditions and pricing levels; (4) legislative and regulatory developments; (5) changes in tax laws; and (6) other risks and uncertainties that have not been identified at this time. We undertake no obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved.

                                   --MORE--

Ambac Fourth Quarter 1999 Earnings/7

Footnotes
---------

(1) Core earnings and operating earnings are not substitutes for net income computed in accordance with Generally Accepted Accounting Principles
     (GAAP), but are important measures used by management, equity analysts and investors to measure Ambac's financial results. The Company defines operating earnings as net income, less the effect of realized gains and losses and certain non-recurring items. Core earnings, which Ambac reports as analytical data, is defined as operating earnings less net insurance premiums earned from refundings and calls. The definitions of operating earnings and core earnings used by Ambac may differ from definitions of operating earnings and core earnings used by other public holding companies of financial guarantors.

(2) Adjusted gross premiums written, which is not promulgated under GAAP, is used by management, equity analysts and investors to measure Ambac's financial results. Adjusted gross premiums written, which Ambac reports as analytical data, is defined as gross up-front premiums written plus the present value of estimated future installment premiums written on insurance policies and structured credit derivatives issued in the period. The definition of adjusted gross premiums written used by Ambac may differ from definitions of adjusted gross premiums written used by other public holding companies of financial guarantors.

     All reinsurance cessions to MBIA Insurance Corporation under the joint venture reinsurance agreement reduce adjusted gross premiums written. Consequently, adjusted gross premiums written recorded by Ambac includes only the net retention on business written under the joint venture agreement.

                                   --MORE--

                 Ambac Financial Group, Inc. and Subsidiaries
                     Consolidated Statements of Operations
               For the Periods Ended December 31, 1999 and 1998
                   (Dollars in Thousands Except Share Data)



                                                       Three Months Ended                       Years Ended
                                                          December 31,                          December 31,
                                               -----------------------------------   -----------------------------------
                                                    1999               1998               1999               1998
                                               -----------------------------------   -----------------------------------
Revenues:
  Financial Guarantee:
     Gross premiums written                           $149,539           $106,751           $445,242           $361,011
     Ceded premiums written                            (28,405)            (8,664)           (61,845)           (49,563)
                                               ----------------   ----------------   ----------------   ----------------
       Net premiums written                           $121,134            $98,087           $383,397           $311,448
                                               ================   ================   ================   ================

     Net premiums earned                               $71,860            $56,039           $264,426           $212,684
     Net fees earned and other income                    1,730              3,196              6,034              5,781
     Net investment income                              55,558             47,842            209,284            186,190
     Net realized (losses) gains                          (133)             2,532             (5,675)             3,735
  Financial Management Services:
     Revenue                                            13,722             10,483             51,669             49,510
     Net realized gains (losses)                           168            (10,004)            (3,124)           (17,096)
  Other:
     Revenue                                             1,319              3,872              9,906             13,725
     Net realized gains                                     22                281                797              2,507
                                               ----------------   ----------------   ----------------   ----------------

       Total revenues                                  144,246            114,241            533,317            457,036
                                               ----------------   ----------------   ----------------   ----------------

Expenses:
  Financial Guarantee:
     Losses and loss adjustment expenses                 3,000              1,500             11,000              6,000
     Underwriting and operating expenses                13,039             11,668             48,804             46,720
  Financial Management Services                          5,894             11,257             25,824             35,540
  Interest                                               9,203              9,113             36,525             32,761
  Other                                                  1,771              1,700              6,506              7,103
                                               ----------------   ----------------   ----------------   ----------------

       Total expenses                                   32,907             35,238            128,659            128,124
                                               ----------------   ----------------   ----------------   ----------------

Income before income taxes                             111,339             79,003            404,658            328,912
Provision for income taxes                              27,387             16,845             96,741             74,918
                                               ----------------   ----------------   ----------------   ----------------

       Net income                                      $83,952            $62,158           $307,917           $253,994
                                               ================   ================   ================   ================


       Net income per share                              $1.20              $0.89              $4.40              $3.63
                                               ================   ================   ================   ================

       Net income per diluted share                      $1.18              $0.87              $4.31              $3.56
                                               ================   ================   ================   ================

Weighted average number of
  shares outstanding                                69,944,319         69,880,837         69,913,147         69,939,710
                                               ================   ================   ================   ================

Weighted average number of diluted
  shares outstanding                                71,347,953         71,275,198         71,366,210         71,330,053
                                               ================   ================   ================   ================

                 Ambac Financial Group, Inc. and Subsidiaries
                          Consolidated Balance Sheets
                    December 31, 1999 and December 31, 1998
                   (Dollars in Thousands Except Share Data)


                                                                                  December 31, 1999               December 31, 1998
                                                                                  -----------------               -----------------
Assets
------

Investments:
       Fixed income securities, at fair value
              (amortized cost of $9,028,184 in 1999 and $8,307,046 in 1998)              $8,738,471                      $8,622,282
       Short-term investments, at cost (approximates fair value)                            220,896                         119,528
       Other                                                                                  3,168                           6,567
                                                                            ------------------------        ------------------------
              Total investments                                                           8,962,535                       8,748,377

Cash                                                                                         13,588                           8,239
Securities purchased under agreements to resell                                             103,000                         252,295
Receivable for investment agreements                                                         45,918                          73,142
Receivable for securities sold                                                               15,369                          16,233
Investment income due and accrued                                                           128,668                         125,929
Deferred acquisition costs                                                                  135,324                         120,619
Deferred income taxes                                                                        57,377                               -
Reinsurance recoverable                                                                         500                           3,638
Prepaid reinsurance                                                                         217,977                         199,920
Loans                                                                                       685,488                         673,930
Receivable from brokers and dealers                                                         717,000                         750,000
Other assets                                                                                262,352                         239,989
                                                                            ------------------------        ------------------------
              Total assets                                                              $11,345,096                     $11,212,311
                                                                            ========================        ========================

Liabilities and Stockholders' Equity

Liabilities:
       Unearned premiums                                                                 $1,431,076                      $1,294,214
       Losses and loss adjustment expenses                                                  121,475                         115,794
       Ceded reinsurance balances payable                                                    15,028                           6,576
       Obligations under investment and payment agreements                                4,180,513                       4,774,953
       Obligations under investment repurchase agreements                                 1,959,741                       1,181,810
       Deferred income taxes                                                                      -                         145,782
       Current income taxes                                                                  24,831                           6,949
       Debentures                                                                           423,995                         423,929
       Accrued interest payable                                                              91,142                          89,615
       Other liabilities                                                                    268,696                         262,423
       Payable to brokers and dealers                                                       717,000                         750,000
       Payable for securities purchased                                                      93,149                          64,176
                                                                            ------------------------        ------------------------
              Total liabilities                                                           9,326,646                       9,116,221
                                                                            ------------------------        ------------------------

Stockholders' equity:
       Preferred stock                                                                            -                               -
       Common stock                                                                             707                             707
       Additional paid-in capital                                                           525,012                         519,305
       Accumulated other comprehensive (loss) income                                       (187,540)                        159,313
       Retained earnings                                                                  1,713,446                       1,449,832
       Common stock held in treasury at cost                                                (33,175)                        (33,067)
                                                                            ------------------------        ------------------------
              Total stockholders' equity                                                  2,018,450                       2,096,090
                                                                            ------------------------        ------------------------
              Total liabilities and stockholders' equity                                $11,345,096                     $11,212,311
                                                                            ========================        ========================

Number of shares outstanding (net of treasury shares)                                    69,957,792                      69,942,003
                                                                            ========================        ========================
                                                                            ========================        ========================
Book value per share                                                                         $28.85                          $29.97
                                                                            ========================        ========================


                 Ambac Financial Group, Inc. and Subsidiaries
         Supplemental Analytical Data: Components of Core Earnings (1)
               For The Periods Ended December 31, 1999 and 1998

                                                             Three Months Ended                          Years Ended
                                                                December 31,                             December 31,
                                                ---------------------------------------     -------------------------------------
                                                      1999                      1998              1999                    1998
                                                ---------------------------------------     -------------------------------------
Net income                                            $83,952                  $62,158            $307,917              $253,994
Adjustments:
  Net realized losses (gains)                             (37)                   4,674               5,201                 7,055
  Non-recurring item                                        -                    2,230                   -                 2,230
                                                --------------     --------------------     ---------------     -----------------

Operating earnings                                     83,915                   69,062             313,118               263,279

  Refundings, calls and other accelerations            (4,676)                  (5,589)            (20,486)              (26,746)
                                                --------------     --------------------     ---------------     -----------------

Core earnings                                         $79,239                  $63,473            $292,632              $236,533
                                                ==============     ====================     ===============     =================


                 Ambac Financial Group, Inc. and Subsidiaries
 Supplemental Analytical Data: Components of Adjusted Book Value Per Share (2)
                          December 31, 1999 and 1998


                                                             December 31,             December 31,
                                                                1999                     1998
                                                                ----                     ----
Book value                                                         $28.85                   $29.97
After-tax value of:
    Net unearned premium reserve less
      deferred acquisition costs                                    10.02                     9.05
    Present value of installment premiums (3)                        4.90                     2.86
    Net unrealized gains on investment
      agreement liabilities                                          0.91                     0.10
                                                      --------------------     --------------------

Adjusted book value                                                $44.68                   $41.98
                                                      ====================     ====================



(1)  See footnote (1) in January 26, 2000 press release.
(2) Adjusted book value (ABV), which is not promulgated under GAAP, is used by management, equity analysts and investors as a measurement of the Company's intrinsic value with no benefit given for ongoing business activity. Management derives ABV by beginning with stockholders' equity (book value) and adding or subtracting the after-tax value of: the net unearned premium reserve; deferred acquisition costs; the present value of estimated net future installment premiums; and the net unrealized gains or losses on investment agreement liabilities. These adjustments will not be realized until future periods and may differ materially from the amounts used in determining ABV. The definition of ABV used by the Company may differ from definitions of ABV used by other public holding companies of financial guarantors and should be considered in such context.
(3) The 1999 amount uses an interest rate of 7% to discount future installment premiums whereas previous estimates used 9% and have not been restated.

                          Ambac Assurance Corporation
          Statutory Accounting, Financial and Capital Information (1)
                          December 31, 1999 and 1998
                     (Dollars in Thousands, Except Ratios)

                                                                    December 31,                December 31,
                                                                       1999                        1998
                                                          ------------------------   -------------------------
Capital and Claim-Paying Resources:
    Contingency reserve                                                  $917,152                    $773,464
    Capital and surplus                                                 1,503,303                   1,162,639
                                                          ------------------------   -------------------------
       Qualified statutory capital                                      2,420,455                   1,936,103

    Unearned premiums                                                   1,485,654                   1,334,117
    Losses and loss adjustment expenses                                    26,205                      33,917
                                                          ------------------------   -------------------------
       Policyholders' reserves                                          3,932,314                   3,304,137

       Third party capital support (2)                                    750,000                     555,000
       Present value of future installment premiums(3)                    527,199                     308,419
                                                          ------------------------   -------------------------

       Total claims-paying resources                                   $5,209,513                  $4,167,556
                                                          ========================   =========================

    Net financial guarantees in force                                $374,484,153                $317,668,096

    Capital ratio (4)                                                       155:1                       164:1

    Financial resources ratio (5)                                            72:1                        76:1

(1) Statutory accounting information for Ambac Assurance Corporation and Connie Lee Insurance Company are combined for purposes of this schedule. Qualified statutory capital for Ambac Assurance, on a stand alone basis, as of December 31, 1999 and 1998 are $2.402 billion and $1.920 billion, respectively.
(2) Third party capital support represents a limited recourse irrevocable line of credit with a group of high quality banks.
(3) The 1999 amount uses an interest rate of 7% to discount future installment premiums whereas previous estimates used 9% and have not been restated.
(4) Capital ratio is net financial guarantees in force divided by qualified statutory capital.
(5) Financial resources ratio is net financial guarantees in force divided by the aggregate of total claims-paying resources.